Exhibit 10.2

U.S. Small Business Administration

Economic Injury Disaster Loan

LOAN AUTHORIZATION AND AGREEMENT

Date: 07.13.2020 (Effective Date)

On the above date, this Administration (SBA) authorized (under Section 7(b) of the Small Business Act, as amended) a Loan (SBA Loan #2607828104) to Andrea Electronics Corporation (Borrower) of 620 JOHNSON AVE STE 1B BOHEMIA New York 11716 in the amount of one hundred and fifty thousand and 00/100 Dollars ($150,000.00), upon the following conditions:

PAYMENT

●	Installment payments, including principal and interest, of $731.00 Monthly, will begin Twelve (12) months from the date of the promissory Note. The balance of principal and interest will be payable Thirty (30) years from the date of the promissory Note.

INTEREST

●	Interest will accrue at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date(s) of each advance.

PAYMENT TERMS

●	Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal.

●	Each payment will be made when due even if at that time the full amount of the Loan has not yet been advanced or the authorized amount of the Loan has been reduced.

COLLATERAL

●	For loan amounts of greater than $25,000, Borrower hereby grants to SBA, the secured party hereunder, a continuing security interest in and to any and all “Collateral” as described herein to secure payment and performance of all debts, liabilities and obligations of Borrower to SBA hereunder without limitation, including but not limited to all interest, other fees and expenses (all hereinafter called “Obligations”). The Collateral includes the following property that Borrower now owns or shall acquire or create immediately upon the acquisition or creation thereof: all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Borrower grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto.

●	For loan amounts of $25,000 or less, SBA is not taking a security interest in any collateral.

REQUIREMENTS RELATIVE TO COLLATERAL

●	Borrower will not sell or transfer any collateral (except normal inventory turnover in the ordinary course of business) described in the "Collateral" paragraph hereof without the prior written consent of SBA.

USE OF LOAN PROCEEDS

●	Borrower will use all the proceeds of this Loan solely as working capital to alleviate economic injury caused by disaster occurring in the month of January 31, 2020 and continuing thereafter and to pay Uniform Commercial Code (UCC) lien filing fees and a third-party UCC handling charge of $100 which will be deducted from the Loan amount stated above.

REQUIREMENTS FOR USE OF LOAN PROCEEDS AND RECEIPTS

●	Borrower will obtain and itemize receipts (paid receipts, paid invoices or cancelled checks) and contracts for all Loan funds spent and retain these receipts for 3 years from the date of the final disbursement. Prior to each subsequent disbursement (if any) and whenever requested by SBA, Borrower will submit to SBA such itemization together with copies of the receipts.

●	Borrower will not use, directly or indirectly, any portion of the proceeds of this Loan to relocate without the prior written permission of SBA. The law prohibits the use of any portion of the proceeds of this Loan for voluntary relocation from the business area in which the disaster occurred. To request SBA's prior written permission to relocate, Borrower will present to SBA the reasons therefore and a description or address of the relocation site. Determinations of (1) whether a relocation is voluntary or otherwise, and (2) whether any site other than the disaster-affected location is within the business area in which the disaster occurred, will be made solely by SBA.

●	Borrower will, to the extent feasible, purchase only American-made equipment and products with the proceeds of this Loan.

●	Borrower will make any request for a loan increase for additional disaster-related damages as soon as possible after the need for a loan increase is discovered. The SBA will not consider a request for a loan increase received more than two (2) years from the date of loan approval unless, in the sole discretion of the SBA, there are extraordinary and unforeseeable circumstances beyond the control of the borrower.

DEADLINE FOR RETURN OF LOAN CLOSING DOCUMENTS

●	Borrower will sign and return the loan closing documents to SBA within 2 months of the date of this Loan Authorization and Agreement. By notifying the Borrower in writing, SBA may cancel this Loan if the Borrower fails to meet this requirement. The Borrower may submit and the SBA may, in its sole discretion, accept documents after 2 months of the date of this Loan Authorization and Agreement.

COMPENSATION FROM OTHER SOURCES

●	Eligibility for this disaster Loan is limited to disaster losses that are not compensated by other sources. Other sources include but are not limited to: (1) proceeds of policies of insurance or other indemnifications, (2) grants or other reimbursement (including loans) from government agencies or private organizations, (3) claims for civil liability against other individuals, organizations or governmental entities, and (4) salvage (including any sale or re-use) of items of damaged property.

●	Borrower will promptly notify SBA of the existence and status of any claim or application for such other compensation, and of the receipt of any such compensation, and Borrower will promptly submit the proceeds of same (not exceeding the outstanding balance of this Loan) to SBA.

●	Borrower hereby assigns to SBA the proceeds of any such compensation from other sources and authorizes the payor of same to deliver said proceeds to SBA at such time and place as SBA shall designate.

●	SBA will in its sole discretion determine whether any such compensation from other sources is a duplication of benefits. SBA will use the proceeds of any such duplication to reduce the outstanding balance of this Loan, and Borrower agrees that such proceeds will not be applied in lieu of scheduled payments.

DUTY TO MAINTAIN HAZARD INSURANCE

●	Within 12 months from the date of this Loan Authorization and Agreement the Borrower will provide proof of an active and in effect hazard insurance policy including fire, lightning, and extended coverage on all items used to secure this loan to at least 80% of the insurable value. Borrower will not cancel such coverage and will maintain such coverage throughout the entire term of this Loan. BORROWER MAY NOT BE ELIGIBLE FOR EITHER ANY FUTURE DISASTER ASSISTANCE OR SBA FINANCIAL ASSISTANCE IF THIS INSURANCE IS NOT MAINTAINED AS STIPULATED HEREIN THROUGHOUT THE ENTIRE TERM OF THIS LOAN. Please submit proof of insurance to: U.S. Small Business Administration, Office of Disaster Assistance, 14925 Kingsport Rd, Fort Worth, TX. 76155.

BOOKS AND RECORDS

●	Borrower will maintain current and proper books of account in a manner satisfactory to SBA for the most recent 5 years until 3 years after the date of maturity, including extensions, or the date this Loan is paid in full, whichever occurs first. Such books will include Borrower's financial and operating statements, insurance policies, tax returns and related filings, records of earnings distributed and dividends paid and records of compensation to officers, directors, holders of 10% or more of Borrower's capital stock, members, partners and proprietors.

●	Borrower authorizes SBA to make or cause to be made, at Borrower's expense and in such a manner and at such times as SBA may require: (1) inspections and audits of any books, records and paper in the custody or control of Borrower or others relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and (2) inspections and appraisals of any of Borrower's assets.

●	Borrower will furnish to SBA, not later than 3 months following the expiration of Borrower's fiscal year and in such form as SBA may require, Borrower's financial statements.

●	Upon written request of SBA, Borrower will accompany such statements with an 'Accountant's Review Report' prepared by an independent public accountant at Borrower's expense.

●	Borrower authorizes all Federal, State and municipal authorities to furnish reports of examination, records and other information relating to the conditions and affairs of Borrower and any desired information from such reports, returns, files, and records of such authorities upon request of SBA.

LIMITS ON DISTRIBUTION OF ASSETS

●	Borrower will not, without the prior written consent of SBA, make any distribution of Borrower’s assets, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any owner or partner or any of its employees, or to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company.

EQUAL OPPORTUNITY REQUIREMENT

●	If Borrower has or intends to have employees, Borrower will post SBA Form 722, Equal Opportunity Poster (copy attached), in Borrower's place of business where it will be clearly visible to employees, applicants for employment, and the general public.

DISCLOSURE OF LOBBYING ACTIVITIES

●	Borrower agrees to the attached Certification Regarding Lobbying Activities

BORROWER’S CERTIFICATIONS

Borrower certifies that:

●	There has been no substantial adverse change in Borrower's financial condition (and organization, in case of a business borrower) since the date of the application for this Loan. (Adverse changes include, but are not limited to: judgment liens, tax liens, mechanic's liens, bankruptcy, financial reverses, arrest or conviction of felony, etc.)

●	No fees have been paid, directly or indirectly, to any representative (attorney, accountant, etc.) for services provided or to be provided in connection with applying for or closing this Loan, other than those reported on SBA Form 5 Business Disaster Loan Application'; SBA Form 3501 COVID-19 Economic Injury Disaster Loan Application; or SBA Form 159, 'Compensation Agreement'. All fees not approved by SBA are prohibited.

●	All representations in the Borrower's Loan application (including all supplementary submissions) are true, correct and complete and are offered to induce SBA to make this Loan.

●	No claim or application for any other compensation for disaster losses has been submitted to or requested of any source, and no such other compensation has been received, other than that which Borrower has fully disclosed to SBA.

●	Neither the Borrower nor, if the Borrower is a business, any principal who owns at least 50% of the Borrower, is delinquent more than 60 days under the terms of any: (a) administrative order; (b) court order; or (c) repayment agreement that requires payment of child support.

●	Borrower certifies that no fees have been paid, directly or indirectly, to any representative (attorney, accountant, etc.) for services provided or to be provided in connection with applying for or closing this Loan, other than those reported on the Loan Application. All fees not approved by SBA are prohibited. If an Applicant chooses to employ an Agent, the compensation an Agent charges to and that is paid by the Applicant must bear a necessary and reasonable relationship to the services actually performed and must be comparable to those charged by other Agents in the geographical area. Compensation cannot be contingent on loan approval. In addition, compensation must not include any expenses which are deemed by SBA to be unreasonable for services actually performed or expenses actually incurred. Compensation must not include charges prohibited in 13 CFR 103 or SOP 50-30, Appendix 1. If the compensation exceeds $500 for a disaster home loan or $2,500 for a disaster business loan, Borrower must fill out the Compensation Agreement Form 159D which will be provided for Borrower upon request or can be found on the SBA website.

●	Borrower certifies, to the best of its, his or her knowledge and belief, that the certifications and representations in the attached Certification Regarding Lobbying are true, correct and complete and are offered to induce SBA to make this Loan.

CIVIL AND CRIMINAL PENALTIES

●	Whoever wrongfully misapplies the proceeds of an SBA disaster loan shall be civilly liable to the Administrator in an amount equal to one-and-one half times the original principal amount of the loan under 15 U.S.C. 636(b). In addition, any false statement or misrepresentation to SBA may result in criminal, civil or administrative sanctions including, but not limited to: 1) fines, imprisonment or both, under 15 U.S.C. 645, 18 U.S.C. 1001, 18 U.S.C. 1014, 18 U.S.C. 1040, 18 U.S.C. 3571, and any other applicable laws; 2) treble damages and civil penalties under the False Claims Act, 31 U.S.C. 3729; 3) double damages and civil penalties under the Program Fraud Civil Remedies Act, 31 U.S.C. 3802; and 4) suspension and/or debarment from all Federal procurement and non-procurement transactions. Statutory fines may increase if amended by the Federal Civil Penalties Inflation Adjustment Act Improvements Act of 2015.

RESULT OF VIOLATION OF THIS LOAN AUTHORIZATION AND AGREEMENT

●	If Borrower violates any of the terms or conditions of this Loan Authorization and Agreement, the Loan will be in default and SBA may declare all or any part of the indebtedness immediately due and payable. SBA's failure to exercise its rights under this paragraph will not constitute a waiver.

●	A default (or any violation of any of the terms and conditions) of any SBA Loan(s) to Borrower and/or its affiliates will be considered a default of all such Loan(s).

DISBURSEMENT OF THE LOAN

●	Disbursements will be made by and at the discretion of SBA Counsel, in accordance with this Loan Authorization and Agreement and the general requirements of SBA.

●	Disbursements may be made in increments as needed.

●	Other conditions may be imposed by SBA pursuant to general requirements of SBA.

●	Disbursement may be withheld if, in SBA's sole discretion, there has been an adverse change in Borrower's financial condition or in any other material fact represented in the Loan application, or if Borrower fails to meet any of the terms or conditions of this Loan Authorization and Agreement.

●	NO DISBURSEMENT WILL BE MADE LATER THAN 6 MONTHS FROM THE DATE OF THIS LOAN AUTHORIZATION AND AGREEMENT UNLESS SBA, IN ITS SOLE DISCRETION, EXTENDS THIS DISBURSEMENT PERIOD.

PARTIES AFFECTED

●	This Loan Authorization and Agreement will be binding upon Borrower and Borrower's successors and assigns and will inure to the benefit of SBA and its successors and assigns.

RESOLUTION OF BOARD OF DIRECTORS

●	Borrower shall, within 180 days of receiving any disbursement of this Loan, submit the appropriate SBA Certificate and/or Resolution to the U.S. Small Business Administration, Office of Disaster Assistance, 14925 Kingsport Rd, Fort Worth, TX. 76155.

ENFORCEABILITY

●	This Loan Authorization and Agreement is legally binding, enforceable and approved upon Borrower’s signature, the SBA’s approval and the Loan Proceeds being issued to Borrower by a government issued check or by electronic debit of the Loan Proceeds to Borrower’ banking account provided by Borrower in application for this Loan.

James E. Rivera
Associate Administrator
U.S. Small Business Administration

The undersigned agree(s) to be bound by the terms and conditions herein during the term of this Loan, and further agree(s) that no provision stated herein will be waived without prior written consent of SBA. Under penalty of perjury of the United States of America, I hereby certify that I am authorized to apply for and obtain a disaster loan on behalf of Borrower, in connection with the effects of the COVID-19 emergency.

Andrea Electronics Corporation

/s/ Corisa L. Guiffre

	Date:	07.13.2020
Corisa L. Guiffre, Vice President and CFO

Note: Corporate Borrowers must execute Loan Authorization and Agreement in corporate name, by a duly authorized officer. Partnership Borrowers must execute in firm name, together with signature of a general partner. Limited Liability entities must execute in the entity name by the signature of the authorized managing person.

U.S. Small Business Administration Note (SECURED DISASTER LOANS)	Date: 07.13.2020
Loan Amount: $150,000.00
Annual Interest Rate: 3.75%

SBA Loan # 2607828104	Application #3301738202

1.

PROMISE TO PAY: In return for a loan, Borrower promises to pay to the order of SBA the amount of one hundred and fifty thousand and 00/100 Dollars ($150,000.00), interest on the unpaid principal balance, and all other amounts required by this Note.

2.

DEFINITIONS: A) “Collateral” means any property taken as security for payment of this Note or any guarantee of this Note. B) “Guarantor” means each person or entity that signs a guarantee of payment of this Note. C) “Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

3.

PAYMENT TERMS: Borrower must make all payments at the place SBA designates. Borrower may prepay this Note in part or in full at any time, without notice or penalty. Borrower must pay principal and interest payments of $731.00 every month beginning Twelve (12) months from the date of the Note. SBA will apply each installment payment first to pay interest accrued to the day SBA receives the payment and will then apply any remaining balance to reduce principal. All remaining principal and accrued interest is due and payable Thirty (30) years from the date of the Note.

4.

DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower: A) Fails to comply with any provision of this Note, the Loan Authorization and Agreement, or other Loan Documents; B) Defaults on any other SBA loan; C) Sells or otherwise transfers, or does not preserve or account to SBA’s satisfaction for, any of the Collateral or its proceeds; D) Does not disclose, or anyone acting on their behalf does not disclose, any material fact to SBA; E) Makes, or anyone acting on their behalf makes, a materially false or misleading representation to SBA; F) Defaults on any loan or agreement with another creditor, if SBA believes the default may materially affect Borrower’s ability to pay this Note; G) Fails to pay any taxes when due; H) Becomes the subject of a proceeding under any bankruptcy or insolvency law; I) Has a receiver or liquidator appointed for any part of their business or property; J) Makes an assignment for the benefit of creditors; K) Has any adverse change in financial condition or business operation that SBA believes may materially affect Borrower’s ability to pay this Note; L) Dies; M) Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without SBA’s prior written consent; or, N) Becomes the subject of a civil or criminal action that SBA believes may materially affect Borrower’s ability to pay this Note.

5.

SBA’S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, SBA may: A) Require immediate payment of all amounts owing under this Note; B) Have recourse to collect all amounts owing from any Borrower or Guarantor (if any); C) File suit and obtain judgment; D) Take possession of any Collateral; or E) Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.

SBA’S GENERAL POWERS: Without notice and without Borrower’s consent, SBA may: A) Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses; B) Collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If SBA incurs such expenses, it may demand immediate reimbursement from Borrower or add the expenses to the principal balance; C) Release anyone obligated to pay this Note; D) Compromise, release, renew, extend or substitute any of the Collateral; and E) Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.

FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.

GENERAL PROVISIONS: A) All individuals and entities signing this Note are jointly and severally liable. B) Borrower waives all suretyship defenses. C) Borrower must sign all documents required at any time to comply with the Loan Documents and to enable SBA to acquire, perfect, or maintain SBA’s liens on Collateral. D) SBA may exercise any of its rights separately or together, as many times and in any order it chooses. SBA may delay or forgo enforcing any of its rights without giving up any of them. E) Borrower may not use an oral statement of SBA to contradict or alter the written terms of this Note. F) If any part of this Note is unenforceable, all other parts remain in effect. G) To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that SBA did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale. H) SBA may sell or otherwise transfer this Note.

9.

MISUSE OF LOAN FUNDS: Anyone who wrongfully misapplies any proceeds of the loan will be civilly liable to SBA for one and one- half times the proceeds disbursed, in addition to other remedies allowed by law.

10.	BORROWER’S NAME(S) AND SIGNATURE(S): By signing below, each individual or entity acknowledges and accepts personal obligation and full liability under the Note as Borrower.

Andrea Electronics Corporation

/s/ Corisa L. Guiffre,
Corisa L. Guiffre, Vice President and CFO